As filed with the Securities and Exchange Commission on August 12, 2005

Registration No. 333-53801

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-2095071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2900 Semiconductor Drive

P.O. Box 58090

Santa Clara, California 95052-8090

(Address of principal executive offices)

Registrant’s telephone number including area code: (408) 721-5000

ComCore Semiconductor, Inc. 1997 Stock Option Plan

(Full Title of the Plan)

JOHN M. CLARK III, Esq.

Senior Vice President, General Counsel

and Secretary

NATIONAL SEMICONDUCTOR CORPORATION

2900 Semiconductor Drive, P.O. 58090

Santa Clara, CA 95052-8090

(408) 721-5000

(Name, address and telephone number, of agent for service)

PART I

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

Pursuant to the Registration Statement on Form S-8, No. 333-53801 (the “Registration Statement”), National Semiconductor Corporation, a Delaware corporation (the “Company”), registered 517,390* shares of its Common Stock, $0.50 par value per share (“Common Stock”), issuable under the ComCore Semiconductor, Inc. 1997 Stock Option Plan (the “Plan”) and related options granted under the Plan.  Upon the Company’s acquisition of ComCore Semiconductor, Inc. (“ComCore”), the Company assumed ComCore’s obligations under the Plan and the 517,390 outstanding options granted pursuant to the Plan became exercisable for shares of Company Common Stock.  All outstanding options under the Plan have now expired and the Plan has now been terminated.  The Company hereby removes from registration under the Registration Statement 62,546 shares of Common Stock remaining unissued under the Plan.

*All share numbers adjusted to reflect the two-for-one stock split paid in the form of a 100% stock dividend in May 2004.

PART II

Item 8.         Exhibits

24.1              Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8  (Registration No. 333-53801) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on August 12, 2005.

NATIONAL SEMICONDUCTOR CORPORATION

By	BRIAN L. HALLA*
Brian L. Halla
Chairman of the Board, and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on August 12, 2005.

BRIAN L. HALLA*		Chairman of the Board and
(Brian L. Halla)		Chief Executive Officer and Director
(Principal Executive Officer)

LEWIS CHEW*		Senior Vice President, Finance and
(Lewis Chew)		Chief Financial Officer
(Principal Financial Officer)

JAMIE E. SAMATH*		Controller (Principal Accounting Officer)
(Jamie E. Samath)

STEVEN R. APPLETON*		Director
(Steven R. Appleton)

GARY P. ARNOLD*		Director
(Gary P. Arnold)

RICHARD J. DANZIG*		Director
(Richard J. Danzig)

ROBERT J. FRANKENBERG*		Director
(Robert J. Frankenberg)

E. FLOYD KVAMME*		Director
(E. Floyd Kvamme)

MODESTO A. MAIDIQUE*		Director
(Modesto A. Maidique)

EDWARD R. McCRACKEN*		Director
(Edward R. McCracken)

*By:	/S/ JOHN M. CLARK III
John M. Clark III, Attorney in Fact

NATIONAL SEMICONDUCTOR CORPORATION

EXHIBIT INDEX

24.1         Power of Attorney